Exhibit (g)(1)(B)

JOHN HANCOCK EXCHANGE-TRADED FUND TRUST

AMENDMENT TO ADDENDUM TO

MASTER CUSTODIAN AGREEMENT

AMENDMENT made as of the ____ day of March, 2016 to the Addendum dated August 24, 2015 (the “Addendum”) to the Master Custodian Agreement dated as of September 10, 2008 by and among each management investment company party thereto and State Street Bank and Trust Company (as amended, modified or supplemented from time to time, the “Custodian Agreement”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	CHANGES IN EXHIBIT A

Exhibit A to the Addendum is hereby amended and restated in its entirety to add John Hancock Multifactor Consumer Staples ETF, John Hancock Multifactor Energy ETF, John Hancock Multifactor Industrials ETF, John Hancock Multifactor Materials ETF and John Hancock Multifactor Utilities ETF, each a new series of John Hancock Exchange-Traded Fund Trust (collectively, the “New ETF Portfolios”), as ETF Portfolios as that term is defined in the Addendum. The amended and restated Exhibit A is set forth hereto.

2.	CHANGES IN APPENDIX A

Appendix A to the Custodian Agreement is hereby amended to add the New ETF Portfolios, each of which is advised by John Hancock Advisers, LLC and subadvised by Dimensional Fund Advisors LP.

3.	EFFECTIVE DATE

This Amendment shall become effective as of the date first mentioned above.

4.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Addendum and Custodian Agreement.

5.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Addendum and Custodian Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

 (THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK EXCHANGE-TRADED FUND TRUST,

(on behalf of each of the Portfolios identified on Exhibit A hereto)

By: ___________________________

Andrew G. Arnott

President

STATE STREET BANK AND TRUST COMPANY

By: ___________________________

Name:

Title:

Exhibit A

John Hancock Multifactor Large Cap ETF

John Hancock Multifactor Mid Cap ETF

John Hancock Multifactor Consumer Discretionary ETF

John Hancock Multifactor Financials ETF

John Hancock Multifactor Healthcare ETF

John Hancock Multifactor Technology ETF

John Hancock Multifactor Consumer Staples ETF

John Hancock Multifactor Energy ETF

John Hancock Multifactor Industrials ETF

John Hancock Multifactor Materials ETF

John Hancock Multifactor Utilities ETF